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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Airgas, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201, 33-64633, 333-08113,
333-37863, 333-46739, 333-60995, 333-61989 and 333-46266) on Form S-3, (Nos.
333-23651, 333-68722, and 333-114499) on Form S-4 and (Nos. 33-21780, 33-25419,
33-33954, 33-64056, 33-64058, 33-64112, 333-28261, 333-42023, 333-69214,
333-75256, 333-75258, 333-100187, and 333-107872) on Form S-8 of Airgas, Inc. of
our report dated May 3, 2004 with respect to the consolidated balance sheets of Airgas, Inc. and subsidiaries (the Company) as of March 31, 2004 and 2003, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2004, and the related financial statement schedule, which report appears in the March 31, 2004, annual report on Form 10-K of Airgas, Inc. Our report refers to a change in the Company's method of accounting for goodwill and other intangible assets and derivative instruments and hedging activities effective April 1, 2001 and a change in the Company's method of accounting for variable interest entities effective December 31, 2003.

/s/KPMG LLP

June 10, 2004